SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                         THE SECURITIES ACT OF 1933

                        FIRST ENTERTAINMENT HOLDING CORP.
         (Exact name of registrant as specified in its charter)


             Nevada                            84-0974303
(State or other jurisdiction of        (I.R.S. Employer Identification
                                                   No.)
incorporation or organization)


5495 Marion Street, Denver, Colorado                     80216
(Address of Principal Executive Offices)            (Zip  Code)

                   FIRST ENTERTAINMENT HOLDING CORP.
                      COMPENSATION PLAN - 2000B

                      (Full titles of the plans)

                         Douglas R. Olson, President
                     First Entertainment Holding Corp.
                           5495 Marion Street
                         Denver, Colorado 80216
               (Name and address of agent for service)

                         (303) 382-1500
    (Telephone number, including area code, of agent for service)

                                 Copy to:

                            Alan L. Talesnick, Esq.
                            Francis B. Barron, Esq.
                               Patton Boggs LLP
                        1660 Lincoln Street, Suite 1900
                            Denver, Colorado 80264
                                 (303)830-177

                             CALCULATION OF REGISTRATION FEE

Title Of                       Proposed Maximum  Proposed Maximum   Amount Of
Securities To Be  Amount To Be Offering Price    Aggregate Offering Registration
Registered        Registered   Per Unit          Price              Fee
Common Stock,     3,500,000     $.31 (2)         $1,085,000         $287
$.008 par value   shares (1)


(1) Consists of 3,500,000 shares issuable pursuant to the Company's Compensation Plan - 2000B (the "Stock Plan").

(2) The Proposed Maximum Aggregate Offering Price was calculated pursuant to Rule 457(h) using the average of the high and low reported sales prices of the Company's common stock on the OTC Bulletin Board on June 1, 2000 which is within five business days of the date of filing (June 7, 2000) of this Registration Statement because options and shares have not yet been granted under the Stock Plan.

                                PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This registration statement relates to two separate prospectuses.

     Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus relating to issuances to our employees, consultants and others of up to 3,500,000 shares of common stock pursuant to our Compensation Plan - 2000B (the "Stock Plan"). Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to plan participants any required information as specified by Rule 428(b)(1). The second prospectus, referred to as the re-offer prospectus, relates to the re-offer or resale of any shares which are deemed to be control securities or restricted securities under the Securities Act of 1933.

                                PROSPECTUS

Item 1.     Plan Information

                        STOCK PLAN INFORMATION

     We established the Stock Plan effective June 2, 2000 to provide us with flexibility and to conserve our cash resources in compensating certain of our technical, administrative and professional employees and consultants and to supplement prior stock option plans. The issuance of shares under the Stock Plan is restricted to persons and firms who are closely-related to us and who provide services in connection with the development, production of our products or otherwise in connection with our business. The Stock Plan authorizes us to issue up to 3,500,000 shares of our common stock. Shares must be issued only for bona fide services and may not be issued under the Stock Plan for services in connection with the offer and sale of securities in a capital-raising or capital promoting transaction. Shares are awarded under the Stock Plan pursuant to individually negotiated compensation contracts as determined and/or approved by the Stock Plan committee. The eligible participants include directors, officers, employees and non-employee consultants and advisors.
Subject to the restriction that shares may not be awarded under the Stock Plan to persons owning beneficially or of record ten percent (10%) or more of our then outstanding shares or who would own such amount of shares as a result of an award under the Stock Plan, there is no limit as to the number of shares which may be awarded to a single participant. We anticipate that a substantial portion of the remaining shares to be issued under the Stock Plan will be issued as compensation to our technical consultants, attorneys, and advisors who provide development services in the development and testing of our various products and services.

     The Stock Plan does not require restrictions on the transferability of shares issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. The Stock Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Shares awarded under the Stock Plan are intended to be fully taxable to the recipient as earned income.

     We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to employees pursuant to Rule 428(b). Any and all such requests shall be directed to the Company at its principal office at 5495 Marion Street, Denver, CO 80216, attention: President.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of the common stock issuable under the terms of the Stock Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

     Our principal offices are located at 5495 Marion Street, Denver, CO 80216; telephone (303) 382-1500.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.


                                                   REOFFER PROSPECTUS


                    FIRST ENTERTAINMENT HOLDING CORP.
                    3,500,000 Shares Of Common Stock



     This prospectus relates to the transfer of up to 3,500,000 shares of common stock of First Entertainment Holding Corp. by the selling stockholders identified in this prospectus. The shares will be acquired by the selling stockholders pursuant to grants of stock and options under our Compensation Plan - 2000B (the "Stock Plan").

     The selling stockholders have not entered into any underwriting arrangements. The prices for the shares that may be sold pursuant to this prospectus may be the market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our shares. We will not receive any of the proceeds from the sale of these shares. We may, however, receive proceeds from the exercise, if any, of options to purchase shares of common stock that may be granted under the Stock Plan.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "FTET". On June 1, 2000, the closing price of the common stock was $.28 per share.

     Investing in our shares involves certain risks. See the "RISK FACTORS" section beginning on page 4.

     Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is June 7, 2000.



              ________________________________________

                            TABLE OF CONTENTS
              ________________________________________


PROSPECTUS SUMMARY
RISK FACTORS
THE COMPANY
PROSPECTIVE SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEMNIFICATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


                           PROSPECTUS SUMMARY

      The following summary highlights information contained in this prospectus. It may not be complete and may not contain all the information that you should consider before investing in the Common Stock. You should read this entire prospectus carefully, including the "RISK FACTORS" section.



The Company

     We engage in, or hold controlling interests in entities that engage in, radio, live entertainment and Internet related businesses. Through our Comedy Works, Inc. subsidiary, we operate a comedy club in downtown Denver, Colorado. We also are pursuing Internet related businesses. Through our Quality Communications, Inc. subsidiary, we operate an FM radio station in Gillette, Wyoming that plays contemporary country music. In April 2000, we signed a letter of intent to sell our radio operations.

The Offering
The selling stockholders may sell a total of up to 3,500,000 shares of common stock. The shares will be acquired by the selling stockholders pursuant to our Stock Plan.

The shares may be sold at market prices or other negotiated prices. The selling stockholders have not entered into any underwriting arrangements for the sale of the shares.
We will not receive any proceeds from the sale of common stock by the selling stockholders. If the options are issued to the selling stockholders and subsequently exercised, we will use the proceeds from those exercises for general and administrative expenses and working capital.

Proposed Name Change
In May 2000, we determined to recommend to the stockholders for their approval that our name be changed to "F2 Network Inc." We anticipate that the proposed name change will be voted upon by the stockholders at a meeting which currently is anticipated to be held in June or July 2000.

Company Offices
Our offices are located at 5495 Marion Street, Denver, Colorado 80216, telephone number (303) 382-1500.


                                RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, THE FOLLOWING FACTORS THAT AFFECT US.

Our auditor's report contains a "going concern" paragraph.

     The independent certified public accountants' report on our financial statements contains an explanatory paragraph, which, in general, indicates that we have suffered recurring losses from operations, have a working capital deficiency and have defaulted on a substantial portion of our debt. These conditions raise substantial doubt about our ability to continue in business. Our plans to address this issue include obtaining additional financing, and/or extending our existing debt obligations, and/or obtaining additional equity capital and ultimately achieving profitable operations. There is no assurance that we will be successful in these plans.

The multimedia entertainment business is speculative in nature.

     Profits, if any, from the businesses in which we engage are dependent on widespread public acceptance of, and interest in, each creative project undertaken by our various segments. Audience appeal depends upon factors which cannot be ascertained reliably in advance and over which we may have no control, including, among other things, unpredictable critical review, positioning in the market and changeable public tastes. Due to factors such as the unpredictability of audience appeal, many of our completed projects may fail to generate sufficient revenues to recover their costs of acquisition, development, production and distribution. We may not recoup all or any portion of our investment in a particular project, and cannot guarantee that any project will yield us profits.

We depend on key employees.

     Our success depends on the continued active participation of Douglas Olson, our President and Chief Operating Officer, and Howard Stern, our Chief Executive Officer, even though neither of them devotes 100% of his time to our business. Our Internet business depends on the continued active participation of Michael Marsowicz. There is no employment agreement with any of Mr. Olson, Mr. Stern or Mr. Marsowicz, and we do not carry any "key-man" life insurance on any of them.

We cannot predict the status of our property rights.

     Although we have developed, and continue to develop, our own Internet content and products, we have entered into license agreements with respect to other Internet products. We cannot guarantee that such license rights will provide us with significant protection from competitors. Property rights protection generally is uncertain, and involves complex legal and factual questions. To date, there has emerged no consistent policy regarding the breadth of claims allowed in connection with such property rights protection. Therefore, we cannot assure that any rights licensed to us will afford protection against competitors with similar technologies and that we will have the financial resources necessary to enforce our property rights.

     Even though we have licenses, under the terms of our license agreements, we generally are responsible for protecting the intellectual property rights subject to these agreements. Challenges may be instituted by third parties as to the validity, enforceability and infringement of the rights. The cost of the litigation to defend any challenge to uphold the validity and enforceability and prevent infringement of our licensed rights can be substantial. We may also be required to obtain additional licenses from others to continue to refine, develop, and market new products. We may not be able to obtain any such licenses on commercially reasonable terms or at all or that the rights granted pursuant to any licenses will be valid and enforceable. As a result, we may incur substantial expenses to protect property rights. This would result in increased losses or reduced profits and also distract management from pursuing more productive activities for us.

We need additional funding to sustain our operations.

     In order to continue our business plans fully, we anticipate that we will need additional funding. We do not have a steady source of revenue to provide funding to sustain operations. The availability of a reliable source of revenue to sustain our operations is beyond our control.

We could be adversely impacted by intense competition.

     We compete in the areas of radio broadcasting, comedy club operation and Internet related businesses with other companies. Many of these competitors have substantially larger financial and other resources than us. In the Internet area, companies with greater financial resources than us have not been able to generate positive cash flow or profits from operating Internet related businesses. From time to time, there may be competition for, and shortage of, broadcasting talent and comedians, and Internet content and qualified computer technicians. We may therefore not be able to attract the best available talent required to develop our businesses. This competition and these shortages could lead to an increase in costs that could adversely affect us by increasing losses or reducing profits. We also compete with other companies for advertising on our radio station and Internet portal. Our Internet revenues are based on the ability to attract advertisers. In addition, the low cost of entering Internet related businesses may result in additional competition in the future.

Technology changes.

     The Internet related businesses in which we operate and intend to operate are characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement those new technologies at a substantial cost. If other companies implement new technologies before us, those companies may be able to provide enhanced capabilities and superior quality compared with what we are able to provide. We cannot ascertain that we will be able to respond to these competitive pressures and implement new technologies on a timely basis or at an acceptable cost. This could attract our customers to competitors, reducing our revenues. The possibility of increased costs to keep up with technological advancements and reduced revenues if customers depart would lead to increased losses or reduced profits.

There is limited liquidity in our shares.

     There may be no ready market for our shares and an investor cannot expect to liquidate his investment regardless of the necessity of doing so. Historically, there has been an extremely limited public market for our shares. We cannot predict that the market will be sustained or will expand. The prices of our shares are highly volatile. Due to the low price of the securities, many brokerage firms may not effect transactions and may not deal with low priced securities as it may not be economical for them to do so. This could have an adverse effect on developing and sustaining the market for our shares. In addition, there is no assurance that an investor will be in a position to borrow funds using our shares as collateral because lenders may require a more liquid form of security.

Penny stock regulation.

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the Nasdaq system). If our shares are traded for less than $5 per share, as they currently are, the shares will be subject to the SEC's penny stock rules unless (1) our net tangible assets exceed $5,000,000 during our first three years of continuous operations or $2,000,000 after our first three years of continuous operations; or
(2) we have had average revenue of at least $6,000,000 for the last three years. We do not meet these requirements. As a result, market transactions in our shares are subject to the penny stock rules. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our shares are subject to the penny stock rules, the holders of our shares may find it difficult to sell our shares.

Forward-Looking Statements And Associated Risk

     This prospectus contains forward-looking statements. These statements include:

    *  our growth strategies,
    *  our products and planned products,
    *  the need for additional financing,
    *  the need for and uncertainty with respect to necessary
    *  regulatory clearances,
    *  commercial acceptance of our products and planned products, and
    * our ability to successfully commercialize our products and to achieve profitability in general.

      These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, some of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of the factors described in this prospectus, including the "Risk Factors" section. These factors include regulatory, financial, market or general economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact transpire or prove to be accurate.


                                THE COMPANY

     On December 15, 1997, we changed our state of incorporation from Colorado to Nevada and changed our name to First Entertainment Holding Corp. We were originally incorporated under the laws of Colorado on January 17, 1985. In May 2000, we determined to change our name to "F2 Network Inc.", subject to stockholder approval, which has not yet been obtained. We anticipate that the proposed name change will be voted upon by the stockholders at a stockholders meeting currently planned for June or July 2000.

     Currently, we operate or hold controlling interests in three active and two non-operating business segments. The three active segments are known as "Radio", "Live Entertainment" and "Internet". The non-operating segments are known as "Film", "Video", and "Retail". Initially, our business consisted of the production of pre-recorded travel guides and special interest videos. In 1987, we entered the radio broadcasting business by acquiring Quality Communications, Inc., a Wyoming corporation pursuant to which we operate the radio segment of our business. In April 2000, we entered into a letter of intent to sell our radio operations. In 1992, we acquired a controlling interest in First Films, Inc. ("First Films"), a publicly held Colorado corporation, under which our live entertainment operations currently are undertaken and under which our film production activities previously were undertaken. Since early 1999, we have been developing relationships with Internet content providers, advertisers and gaming companies in an attempt to create an Internet site with links to entertainment and gaming content and to provide Internet site development to other parties. In addition, we have been developing our own content in order to establish an Internet portal emphasizing entertainment with links to other web sites. The site is located at www.FirstEntertainment.com.

     This prospectus relates to the resale of shares which may be acquired by our employees or consultants pursuant to the Stock Plan, or that may be acquired by employees or consultants upon exercise of options that may be granted under the Stock Plan.

                 PROSPECTIVE SELLING STOCKHOLDERS

     There are an aggregate of 3,500,000 shares of common stock reserved for issuance under the Stock Plan. The shares are covered by a registration statement on Form S-8 which we filed with the SEC on the date of this prospectus. This prospectus is a part of that registration statement.

     The 3,500,000 shares of common stock, the resales of which are covered by this prospectus, consist of shares that may be acquired by our directors and officers through grants under the Stock Plan and upon the exercise of options granted under the Stock Plan.

     The following table sets forth the name and position of each prospective selling stockholder:


Name                                 Position
A.B. Goldberg                         Director
Douglas Olson                         President, Chief Operating Officer
                                      and Director
Howard Stern                          Chief Executive Officer and
                                      Director
William Rubin                         Director
Wende Curtis                          Secretary
Michael Marsowicz                     Chief Technology Officer and
                                      Director
Philip C. Puccio                      Director

     As of the date of this prospectus, no shares or options have been granted pursuant to the Stock Plan to the above officers and directors.
 This prospectus may be used by any selling stockholder named in the table above to sell up to 349,000 shares that may be acquired by that selling stockholder pursuant to the Stock Plan.

                     PLAN OF DISTRIBUTION
     The 3,500,000 shares covered by this prospectus will be offered, if at all, by certain of our stockholders, and not by us. If any of these shares are sold by a prospective selling stockholder, they will be sold on behalf of that person and we anticipate that the shares may be offered pursuant to direct sales to private persons and in open market transactions. The prospective selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the prospective selling stockholders. The prospective selling stockholders have not informed us of any agreements with brokers to sell any or all of the shares which may be offered hereby.

                      LEGAL MATTERS
     Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering and has rendered an opinion concerning the validity of our shares offered by this prospectus.

                        EXPERTS
     The audited financial statements of First Entertainment Holding Corp. appearing in our Annual Report on Form 10-KSB for the year ended December 31, 1999 have been audited by Gordon, Hughes & Banks, LLP, independent certified public accountants. These financial statements are incorporated into this prospectus by reference in reliance upon the report of the accountants included with the financial statements and upon the authority of the accountants as experts in auditing and accounting.

                    INDEMNIFICATION
     Section 78.7502(3) of the Nevada General Corporation Law (the "Nevada Code") provides for mandatory indemnification by a corporation of expenses, including attorneys' fees, incurred by a director or officer in connection with any proceeding brought by reason of his position as a director or officer, so long as he was successful, on the merits or otherwise, in defense of a proceeding.

     In addition, Section 78.7502(1) of the Nevada Code permits a corporation to indemnify a person who is party to a proceeding or threatened proceeding, other than an action by or in the right of the corporation (a "Derivative Action"), because of his status as a director, officer, employee or agent of a corporation if "he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     In a Derivative Action or threatened Derivative Action, Section 78.7502(2) of the Nevada Code permits indemnification if the person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is allowed if the person is ultimately adjudged to be liable to the corporation unless a court of competent jurisdiction rules that, in view of the facts and circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's articles of incorporation provide that directors and officers shall be indemnified to the full extent permitted by the Nevada Code. The Company's bylaws provide that no director or officer shall be liable to the Company for his acts or omissions resulting in a loss to the Company, except in cases where the act or omission resulted from his willful misconduct, willful neglect or gross negligence. The bylaws also provide that the Company may purchase and maintain liability insurance on behalf of any director, officer, employee or agent regardless of whether he may be indemnified pursuant to other provisions of the bylaws.

                               AVAILABLE INFORMATION
     This prospectus is part of the Registration Statement on Form S-8 (together with all amendments and exhibits, referred to as "Registration Statement") under the Securities Act of 1933 that we filed with the SEC. The Registration Statement contains information that is not included in this prospectus.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or document filed as an exhibit to the Registration Statement. Each statement concerning a document that is filed as an exhibit is qualified in all respects by reference to the copy of the document filed as an exhibit. For further information with respect to the Company, please refer to the Registration Statement.

     In accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the Public Reference Room maintained by the SEC at the following addresses:

     450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024
500 West Madison Street, Suite 1400, Chicago, Illinois
60661-2511
     7 World Trade Center, New York, New York 10048

      Copies of these materials also can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information concerning the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, materials we file electronically with the SEC are available at the SEC's Internet web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents that previously were, or are required in the future to be, filed with the SEC (File No. 0-15435) pursuant to the Exchange Act are incorporated herein by reference:

(i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999;

(ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000;

(iii) the description of the Company's common stock contained in the Company's registration statement on Form 8-A as filed with the SEC on February 26, 1987; and

(iv)  all documents filed by the Company pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made hereby.

     Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that such statement is modified or replaced by a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this prospectus. We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to Douglas R. Olson, President, First Entertainment Holding Corp., 5495 Marion Street, Denver, Colorado 80216, (303) 382-1500.
PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.

     The documents listed in (i) through (iv) below are incorporated by reference in the registration statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of the filing of such documents.

(i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999;

(ii) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000;

(iii) the description of the Company's common stock contained in the Company's registration statement on Form 8-A as filed with the SEC on February 26, 1987; and

(iv)   all documents filed by the Company pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made hereby.

Item 4.  Description Of Securities.

         Not Applicable.

Item 5.  Interest Of Named Experts And Counsel.

         Not Applicable.

Item 6.  Indemnification Of Officers And Directors.

        Section 78.7502(3) of the Nevada General Corporation Law provides for mandatory indemnification by a corporation of expenses, including attorneys' fees, incurred by a director or officer in connection with any proceeding brought by reason of his position as a director or officer, so long as he was successful, on the merits or otherwise, in defense of a proceeding.

     In addition, Section 78.7502(1) of the Nevada Code permits a corporation to indemnify a person who is party to a proceeding or threatened proceeding, other than an action by or in the right of the corporation, because of his status as a director, officer, employee or agent of a corporation if "he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     In a derivative action or threatened derivative action, Section 78.7502(2) of the Nevada Code permits indemnification if the person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is allowed if the person is ultimately adjudged to be liable to the corporation unless a court of competent jurisdiction rules that, in view of the facts and circumstances of the case, the person is fairly and reasonably entitled to indemnification.

     The Company's articles of incorporation provide that directors and officers shall be indemnified to the full extent permitted by the Nevada Code. The Company's bylaws provide that no director or officer shall be liable to the Company for his acts or omissions resulting in a loss to the Company, except in cases where the act or omission resulted from his willful misconduct, willful neglect or gross negligence. The bylaws also provide that the Company may purchase and maintain liability insurance on behalf of any director, officer, employee or agent regardless of whether he may be indemnified pursuant to other provisions of the bylaws.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.
         4.1 First Entertainment Holding Corp. Compensation Plan - 2000B, dated June 2, 2000.

         5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered.

        23.1  Consent of Patton Boggs LLP (included in Opinion in
Exhibit 5.1).

         23.2  Consent of Gordon, Hughes & Banks, LLP

        	24.1 	Power of Attorney (included in Part II of this Registration
Statement under the caption "Signature").

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section
15(d) of the Exchange Act and are incorporated by reference to the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

	Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 7th day of June 2000.

                            FIRST ENTERTAINMENT HOLDING CORP.

                               By:   /s/ Douglas R. Olson
                                  Douglas R. Olson, President

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this to the registration statement appearing below, hereby constitute and appoint Douglas R. Olson or Howard Stern and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

      Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                      Title                     Date


A. B. Goldberg                  Director                  June ___, 2000


 /s/ Michael Marsowicz
Michael Marsowicz               Director                  June 7, 2000


 /s/ Douglas R. Olson
Douglas R. Olson                Principal Financial       June 7, 2000
                                Officer, Principal
                                Accounting Officer, and
                                Director



 /s/ Philip C. Puccio
Philip C. Puccio                Director                  June 7, 2000


 /s/ William Rubin
William Rubin                   Director                  June 7, 2000


 /s/Howard Stern
Howard Stern	                    Principal Executive
                                Officer, and Director     June 7, 2000




                           Exhibit Index


    4.1 First Entertainment Holding Corp. Compensation Plan-2000B, dated June 2, 2000.

    5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered.

    23.1  Consent of Patton Boggs LLP (included in Opinion in Exhibit
5.1).

    23.2  Consent of Gordon, Hughes & Banks, LLP

    24.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signature").

                                                        Exhibit 4.1

                    FIRST ENTERTAINMENT HOLDING CORP.
                         COMPENSATION PLAN-2000B



     THIS COMPENSATION PLAN-2000B is adopted this 2nd day of June 2000, by FIRST ENTERTAINMENT HOLDING CORP., a Nevada corporation with its principal place of business being located at 5495 Marion Street, Denver, Colorado 80216.

                           WITNESSETH:

     WHEREAS, the Board of Directors of FIRST ENTERTAINMENT HOLDING CORP., (the "Company") has determined that it would be to its advantage, and in its best interests, to grant certain consultants and advisors, as well as certain employees, stock in the Company and/or the opportunity to purchase stock in the Company as compensation for their service; and

     WHEREAS, the Board of Directors (the "Board") believes that the Company can best obtain advantageous benefits by issuing stock and/or granting stock options to individuals described in the preceding paragraph from time to time, although these options are not to be granted pursuant to Section 422A and related sections of the Internal Revenue Code as amended;

     NOW THEREFORE, the Board adopts this as the First Entertainment Compensation Plan-2000B (the "Plan").

1.00  EFFECTIVE DATE AND TERMINATION OF PLAN
      The effective date of the Plan is June 2, 2000, which is the day the Plan was adopted by the Board. The Plan will terminate on the earlier of the date of the grant of the final option for last common stock allocated under the Plan or ten years from the date thereof, whichever is earlier, and no options will be granted thereafter pursuant to this Plan.

2.00  ADMINISTRATION OF PLAN
      The Plan shall be administered by the Board, which may adopt such rules and regulations for its administration as it may deem necessary or appropriate, or may be administered by a Compensation Committee to be appointed by the Board, to have such composition and duties as the Board may from time to time determine.

3.00  ELIGIBILITY TO PARTICIPATE IN THE PLAN
      3.01 Subject to the provisions of the Plan, the Board, or its designee, shall determine and designate, from time to time those consultants, advisors, and employees of the Company, or consultants, advisors, and employees of a parent or subsidiary corporation of the Company, to whom shares are to be issued and/or options are to be granted hereunder and the number of shares to be optioned from time to time to any individual or entity. In determining the eligibility of an individual or entity to receive shares or an option, as well as in determining the number of shares to be issued and/or optioned to any individual or entity, the Board, or its designee, shall consider the nature and value to the Company for the services which have been rendered to the Company and such other factors as the Board, or its designee, may deem relevant.

      3.02 To be eligible to be selected to receive an option, an individual must be a consultant, advisor or an employee of the Company or a consultant, advisor, or an employee of a parent or subsidiary Corporation of the Company. The grant of each option shall be confirmed by a Stock Option Agreement which shall be executed by the Company and the optionee as promptly as practicable after such grant.
 More than one option may be granted to an individual or entity. The Shares may, as determined by the Board or its designee, be issued directly to such entities only if such issuance does not violate applicable provisions of federal or state laws, rules or regulations.

      3.03 An option may be granted to any individual or entity eligible hereunder, regardless of his previous stockholdings.

      3.04 The option price (determined as of the time the option is granted) of the stock for which any person may be granted options under this Plan may be increased or reduced by the Board, or its designee, as described in Section 5, below.

4.00  NUMBER OF SHARES SUBJECT TO THE PLAN
      4.01 The Board shall reserve for the purposes of the Plan a total of 3,500,000 of the authorized but unissued shares of common shares of the Company, provided that any shares as to which an option granted under the Plan remains unexercised at the expiration thereof may be the subject of the grant of further options under the Plan within the limits and under the terms set forth in Article 3.00 hereof.

5.00  PRICE OF COMMON SHARES
      5.01 The initial and standard price per share of common stock to be issued directly or by option shall be $.50 per share but may be changed in each case by the Board, or its designee, from time to time. If the share price is changed, the Board, or its designee, shall determine the share price no later than the date of the issuance of the shares and/or the grant of the option and at such other times as the Board, or its designee, deems necessary. The Board shall have absolute final discretion to determine the price of the common stock under the Plan.

6.00  SUCCESSIVE OPTIONS
      Any option granted under this Plan to an person may be exercisable at such person's discretion while there is outstanding any other stock option previously granted to such person, whether under this Plan or any other stock option plan of the Company.

7.00  PERIOD AND EXERCISE OF OPTION
      7.01 Options granted under this Plan shall expire on the first to occur of the following dates whether or not exercisable on such dates: (i) five (5) years from the date the option is initially granted; (ii) six (6) months from the date the person ceases employment due to permanent and total disability; (iii) the date of termination of employment for reasons other than retirement, permanent and total disability or death, unless the Board determines, in its sole discretion, that it would be in the best interest of the Company to extend the options for a period not to exceed three (3) years; or (iv) three (3) months from the date the employee retires with permission of the Board.

      7.02 Any option granted under this Plan may be immediately exercised by the holder thereof. Such an option may be exercised in whole or in part at the time it becomes exercisable or from time to time thereafter, until the expiration of the option unless the option is terminated pursuant to the provisions of this Plan.

8.00  PAYMENT FOR OPTIONED SHARES
      When a person holding an option granted under this Plan exercises any portion of the option he shall pay the full option price for the shares covered by the exercise of that portion of his option within one month after such exercise. As soon as practicable after the person notifies the Company of the exercise of his option and makes payment of the required option price, the Company shall issue such shares to the person.

9.00  RESTRICTIONS ON TRANSFER
      9.01 No right or privilege of any person under the Plan shall be transferable or assignable, except to the person's personal representative in the event of the person's death, and except as provided in Section 9.02, options granted hereunder are exercisable only by the person during his life.

      9.02 If an person dies holding outstanding options issued pursuant to this Plan, his personal representative shall have the right to exercise such options only within one year of the death of the person.

10.00  RECLASSIFICATION, CONSOLIDATION OR MERGER
      If and to the extent that the number of issued shares of common stock of the Company shall be increased or reduced by change in par value, split-up reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to direct issuance or an option held by a person and the option price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, the person shall be entitled to receive direct issuance or options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions.

11.00  DISSOLUTION OR LIQUIDATION
      Upon the dissolution or liquidation of the Company, the options granted hereunder shall terminate and become null and void, but the person shall have the right immediately prior to such dissolution or liquidation to exercise any options granted and exercisable hereunder to the full extent not before exercised.

12.00  BINDING EFFECT
      This Plan shall inure to the benefit of and be binding upon the Company and its employees, and their respective heirs, executors, administrators, successors and assigns.

13.00  ADOPTION OF PLAN
      This Plan has been duly adopted by the Board of Directors of the Company on June 2, 2000.

14.00  NOTICES
      Any notice to be given to the Company under the terms of this plan shall be addressed to such address as is set forth on the first page hereof.


     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf by its President, to be sealed by its corporate seal, and attested by its Secretary effective the day and year first above written.

FIRST ENTERTAINMENT HOLDING CORP.



                                   By:/s/ Douglas Olson
                                    Douglas R. Olson, President and
                                    Chief Operating Officer


ATTEST:



/s/Wende Curtis
Wende Curtis, Secretary                                    (SEAL)



                                                             Exhibit 5.1
                           Patton Boggs LLP
                          1660 Lincoln Street
                               Suite 1900
                       Denver, Colorado  80264

                            (303) 830-1776

                             June 7, 2000

First Entertainment Holding Corp.
5495 Marion Street
Denver, CO 80216

Gentlemen and Ladies:

     We have acted as counsel for First Entertainment Holding Corp., a Nevada corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the issuance and/or transfer of up to 3,500,000 shares of the Company's $.008 par value common stock (the "Common Stock") to or by certain stockholders of the Company (the "Stockholders"). These shares may be issued to or acquired by the Stockholders pursuant to grants of stock and options under the Company's Compensation Plan - 2000B (the "Stock Plan").

     We have examined the Articles Of Incorporation and Bylaws of the Company, the record of the Company's corporate proceedings concerning the registration described above, and the Stock Plan. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the Shares, if and when issued as contemplated by the Stock Plan, and as described in the Registration Statement, will have been duly authorized and legally issued, and will constitute fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent (a) to all references to this firm in the Registration Statement; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                    Very truly yours,

                                    /s/ Patton Boggs LLP

                                    PATTON BOGGS LLP
PB: ALT/FBB

                                                           Exhibit 23.2

                  CONSENT OF GORDON, HUGHES & BANKS, LLP
                           INDEPENDENT AUDITORS
                          ________________________

          We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated March 17, 2000, with respect to the consolidated financial statements of First
Entertainment Holding Corp. for the year ended December 31, 1999 included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/Gordon, Hughes & Banks,LLP
Denver, Colorado
June 6, 2000